UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                               FORM 8-K/A-1


                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(D)
                  OF THE SECURITIES EXCHANGE ACT OF 1934


   Date of Report (Date of the earliest event reported): APRIL 10, 1997
                                                  (NOVEMBER 8, 1996)




     STANDARD MANAGEMENT CORPORATION
          (Exact name of registrant as specified in its charter)


          0-20882                            No. 35-1773567
     (Commission file number)           (IRS employer identification no.)


     9100 Keystone Crossing
       Indianapolis, Indiana                        46240
(Address of principal executive offices)        (Zip Code)

                              (317) 574-6200
                                (Telephone)







ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

The following financial statements are filed as part of this report:

(a)  Audited Financial Statements of Shelby Life Insurance Company:

          Report of Independent Accountants

          Balance Sheets as of December 31, 1995 and 1994

          Statements of Income for the years ended
          December 31, 1995 and 1994

          Statements of Cash Flows for the years ended
          December 31, 1995 and 1994

          Notes to Financial Statements

     Unaudited Interim Financial Statements of Shelby Life Insurance
     Company

          Balance Sheet as of September 30, 1996

          Statements of Income for the nine months ended
          September 30, 1996 and September 30, 1995

          Statement of Cash Flows for the nine months ended
          September 30, 1996 and 1995

          Notes to Financial Statements

(b)  Pro Forma Financial Information:

     Standard Management Corporation
     Pro Forma Combined Financial Statements (Unaudited)

          Pro Forma Combined Balance Sheet as of September 30, 1996
          (Unaudited)

          Pro Forma Combined Statement of Operations for the nine months ended September 30, 1996 (Unaudited)

          Pro Forma Combined Statement of Operations for the year ended December 31, 1995 (Unaudited)

          Notes to Pro Forma Combined Financial Statements (Unaudited)




                            SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              STANDARD MANAGEMENT CORPORATION
                                           (Registrant)


Date: APRIL 10, 1997           By:      /S/ RONALD D. HUNTER
                                   Ronald D. Hunter
                                   Chairman of the Board, President and
                                   Chief Executive Officer

                         SHELBY LIFE INSURANCE COMPANY
                             FINANCIAL STATEMENTS
                              FOR THE YEARS ENDED
                          DECEMBER 31, 1995 AND 1994

                    SHELBY LIFE INSURANCE COMPANY
                      Balance Sheets
                DECEMBER 31, 1995 AND 1994

ASSETS                                                         1995                  1994
Investments:
            Debt securities available-for-sale, at     $ 57,556,880          $ 28,944,618
            fair value
            Debt securities held-to-maturity, at         41,647,602            77,872,761
            amortized cost
            Policy loans                                  2,268,534             1,840,890
            Other investments                             2,420,916                          550,000
                                                        103,893,932           109,208,269
Cash and cash equivalents                                 1,154,269                     -
Accrued investment income                                 1,331,813             1,850,254
Reinsurance recoverable                                     949,637             1,101,964
Income taxes receivable                                           -               220,832
Deferred policy acquisition costs, net                      483,018               378,895
Present value of future profits, net                      4,475,083             4,012,857
Deferred income taxes                                       499,000             1,090,000
Other assets                                                240,444               317,185
            Total assets                               $113,027,196          $118,180,256
LIABILITIES AND STOCKHOLDER'S EQUITY
Policy deposits and liabilities:
            Annuity and life deposits                  $ 84,191,283          $ 92,149,921
            Annuity and life liabilities                 10,996,561            10,794,212
Accounts payable, accrued expenses and other                607,954               713,952
liabilities
Federal income taxes payable                                415,628                     -
Payable to parent                                           373,025               271,903
            Total liabilities                            96,584,451           103,929,988
Commitments and contingencies (Note 12)
Common stock, $100 par value, 25,000 shares
authorized,  issued and outstanding                       2,500,000             2,500,000
Additional paid-in capital                               13,351,000            13,351,000
Retained earnings                                           580,915                74,074
Net unrealized holding gain (loss) on available-for-
sale securities, net
            of tax liability (benefit) of $5,000 and
            $(863,000) in 1995
            and 1994, respectively                           10,830            (1,674,806)
            Total stockholders' equity                   16,442,745            14,250,268
Total liabilities and stockholders' equity             $113,027,196          $118,180,256
THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

             SHELBY LIFE INSURANCE COMPANY
                  STATEMENTS OF INCOME
                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994


REVENUES                                               1995                 1994
Premium income                                          $1,627,541           $1,851,879
Net investment income                                    7,950,287            7,603,188
Realized investment gains (loss), net                       84,705             (80,751)
Policy charges                                           2,374,615            2,051,454
Other income                                               334,046              382,110
     Total revenues                                     12,371,194           11,807,880
POLICY BENEFITS AND EXPENSES
Policy benefits and expenses                             2,371,044            2,486,783
Interest credited to policies                            4,812,545            5,382,361
Operating expenses                                       2,106,858            2,003,616
Amortization                                             1,138,446              346,216
     Total policy benefits and expenses                 10,428,893           10,218,976
Income before provision for income taxes                 1,942,301            1,588,904
Provision for income taxes                                 660,460              514,830
     Net income                                         $1,281,841           $1,074,074



THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF
THE FINANCIAL STATEMENTS.

               SHELBY LIFE INSURANCE COMPANY
            Statements of Stockholders' Equity
                  FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994


                                                                                        Net Unrealized
                                                                                         Holding Gain
                                                   Additional Paid-                        (Loss) On           Total
                                      Common              In        Retained EARNINGS Available-For-SALE  Stockholders'
                                       STOCK            CAPITAL                           SECURITIES        EQUITY
Balances at January 1, 1994             2,500,000       13,048,958                 -                  -       15,548,952
Additional acquisition costs                               302,048                                               302,048
Dividend to parent ($40 per                                             $(1,000,000)                          (1,000,000)
share)
Net income                                                                 1,074,074                           1,074,074
Net changes in unrealized
holding
            loss on available-
            for-sale securities,                                                           $(1,674,806)      (1,674,806)
            net of taxes of
            $863,000
Balances at December 31, 1994          25,000,000       13,351,000            74,074        (1,674,806)       14,250,268
Dividend to parent ($31 per                                                (775,000)                            (775,000)
share)
Net income                                                                 1,281,841                           1,281,841
Net changes in unrealized
holding
            gain on available-
            for-sale securities,                                                              1,685,636        1,685,636
            net of taxes of
            $868,000
Balances at December 31, 1995         $ 2,500,000       13,351,000           580,915             10,830       16,442,745



The accompanying notes are an integral part of the financial statements.

               SHELBY LIFE INSURANCE COMPANY
                 Statements of Cash Flows
      FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994


                                                 1995               1994
Cash flows from operating activities:         $   1,281,841      $     1,074,074
      Net income
      Adjustments to reconcile net income
      to net cash provided by operating
      activities:
            Amortization of investments,          1,251,486            1,456,197
            net
            Amortization of present value          (462,226)            (897,183)
            of future profits, net
            Deferred federal income tax            (277,000)             223,000
            provision (benefit)
            Net (gain) loss on sale of              (84,705)              80,751
            investments
            Changes in operating assets
            and liabilities:
                      Other investments          (1,870,916)            (550,000)
                      Policy loans                 (427,644)            (171,850)
                      Policy acquisitions          (104,123)            (378,895)
                      costs
                      Reinsurance                   152,327              182,610
                      recoverable
                      Federal income                636,460             (135,920)
                      taxes receivable
                      and payable
                      Accrued investment            518,441              100,804
                      income
                      Other assets                   76,741               51,385
                      Policy liabilities            202,349              724,012
                      Accounts payable,
                      accrued expenses             (105,998)            (129,488)
                      and other
                         liabilities
                      Payable to parent             101,122              271,903
                   Net cash provided by             888,155            1,901,400
                   operating activities
Cash flows from investing activities:
             Proceeds from principal
             repayments and maturities of         6,685,199            8,775,974
             held-to-
               maturity debt securities
             Proceeds from principal
             repayments and maturities of         1,988,981            1,503,433
             available-
               for-sale debt securities
             Proceeds from sales of              26,370,443            3,278,265
             available-for-sale debt
             securities
             Purchase of held-to-maturity       (21,135,616)         (12,460,688)
             debt securities
             Purchase of available-for-          (4,909,255)                   -
             sale debt securities
               Net cash provided by               8,999,752            1,096,984
               investing activities
Cash flows from financing activities:
             Net increase in deposits            (7,958,638)          (4,779,168)
             Dividends paid                        (775,000)          (1,000,000)
               Net cash used by financing        (8,733,638)          (5,779,168)
               activities
               Net increase (decrease) in         1,154,269           (2,780,784)
               cash and cash equivalents
Cash and cash equivalents, beginning of                   -            2,780,784
year
Cash and cash equivalents, end of year        $   1,154,269       $            -


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

SHELBY LIFE INSURANCE COMPANY
Notes to Financial Statements


1.  ORGANIZATION, BASIS OF PRESENTATION AND NATURE OF OPERATIONS:
     ORGANIZATION
    Shelby Life Insurance Company (the Company) is a wholly-owned subsidiary of Delta Life and Annuity Company (Delta). Delta, a Tennessee corporation, is a wholly-owned subsidiary of Delta Life Corporation (DLC), a Delaware corporation.

    During 1995, the Company received approval for redomestication to Tennessee. Accordingly, the Company is chartered and licensed in the State of Tennessee and is licensed in various other states. Prior to 1995, the Company was chartered and licensed in the State of Ohio as The Shelby Life Insurance Company of Shelby, Ohio.

    BASIS OF PRESENTATION
    The accompanying financial statements of the Company are prepared on the basis of generally accepted accounting principles. Such accounting principles differ from statutory reporting practices used by insurance companies in reporting to state regulatory authorities.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make various estimates that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities, as well as the reported amounts of revenues and expenses. Actual results could differ from those estimates.

    Effective December 31, 1993, Delta acquired all of the common stock of the Company. The fair value of the assets acquired was $123.2 million and liabilities assumed totaled $107.7 million. The acquisition has been accounted for under the purchase method. During 1994 Delta incurred additional amounts associated with the acquisition totaling $302,048.

    NATURE OF OPERATIONS
    The Company markets individual life insurance, annuities  and investment  products  to  its policyholders, primarily in the
    eastern  half  of  the  United   States.   Its  products  are
    distributed through independent agents and brokers.

    The operating results of companies in the insurance industry have historically been subject to significant fluctuations due to competition, economic conditions, interest rates, investment performance, maintenance of insurance ratings, regulation and taxation, and other factors.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     INVESTMENTS
    During 1994, the Company adopted Statement of Financial Accounting Standards No. 115 (SFAS 115), "ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES". Under the statement the Company's investments have been classified as held-to-maturity and available-for-sale. Securities classified into the held-to-maturity category are accounted for at cost, adjusted for amortization of premiums and discounts and, when necessary, declines in value considered to be other than temporary. It is management's intention to hold securities classified as held-to-maturity under all reasonably foreseeable conditions. Securities in the available-for-sale category are carried at market value, with changes in the market value being accounted for as changes in stockholder's equity. The Company has no trading account securities.

    POLICY LOANS
     Policy loans are recorded at cost.   As policy loans have no
     stated maturity and are often repaid by account withdrawals or surrenders, it is not practical to estimate their fair values.

     REVERSE REPURCHASE AGREEMENTS
     The Company purchases U.S. Government securities under agreements to resell within one to five days. Due to the short-term nature of the agreements, the Company does not take possession of such securities. Reverse repurchase agreements, which are recorded at cost which approximates fair value, are included in other investments and amounted to approximately $2,370,000 at December 31, 1995.

     CASH EQUIVALENTS
     The Company considers all highly liquid debt instruments, other than reverse repurchase agreements, purchased with a remaining maturity of three months or less to be cash equivalents.

     DEFERRED POLICY ACQUISITION COSTS
     Policy acquisition costs (principally commissions incurred at policy issuance, premium taxes and certain sales, issue and underwriting expenses) associated with new annuity and life business are deferred when incurred. The deferred costs related to traditional life insurance are amortized over the premium payment period using assumptions consistent with those used in estimating reserves. Deferred costs related to annuities and interest sensitive products accrue interest and are amortized at a constant rate based on the present value of the estimated gross profits expected to be realized over the life of the contracts. Estimates of expected gross profit are evaluated periodically, and the total amortization recorded to date is adjusted by a charge or credit to current amortization if actual experience or other evidence suggest that earlier estimates should be revised.

SHELBY LIFE INSURANCE COMPANY
Notes to Financial Statements, Continued


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

     PRESENT VALUE OF FUTURE PROFITS
    The present value of future profits (PVFP) represents the present value of the anticipated annual gross profits of the business in force on December 31, 1993 (the date Delta acquired the Company), net of purchase accounting adjustments for investments. The PVFP is being amortized over the life of the business in proportion to estimated gross profits for the deferred annuities and universal life business and estimates of future premiums for the traditional life business. Estimates of expected gross profit are evaluated periodically, and the total amortization recorded to date is adjusted by a charge or credit to current amortization if actual experience or other evidence suggest that earlier estimates should be revised. The portion of PVFP attributable to the purchase accounting adjustments of investments at the purchase date is being amortized over the average remaining term of the investments purchased and is included in investment income.

    REVENUE AND POLICY LIABILITIES
    Premiums received on annuity and life deposits are recorded as deposits into the policyholders' account balance. Revenue related to these contracts consists of earnings from the invested deposits and applicable mortality, withdrawal and administrative charges. These deposits consist of the policyholders' account balances plus amounts deposited by the policyholders, interest credited to the policy, and less withdrawals by the policyholder, sales, mortality and administrative charges deducted by the Company.

    Policy liabilities are computed using the net level premium method and assumptions as to investment yields, mortality and expenses at the date of issue. Assumed investment yields are based on interest rates ranging from 6.5% to 7.5%. Mortality is based upon various actuarial tables, principally the 1965-1970 Select and Ultimate Table. Withdrawals are based upon Company experience and range from 5% to 20% per year.

    REINSURANCE
    Reinsurance premiums, claims and claim adjustment expenses are accounted for on a basis consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts.

SHELBY LIFE INSURANCE COMPANY
Notes to Financial Statements, Continued


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

    INCOME TAXES
    Deferred income taxes are recognized for the expected future tax consequences attributable to differences between the financial statements and their respective tax beses.
    Additionally, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

    POLICY CHARGES
    Policy charges are comprised generally of policy fees and withdrawal penalties and are recorded as earned.

    OTHER INCOME
    Other  income  is  comprised  generally  of  commissions  and
    expense allowances on reinsurance  ceded   and is recorded as
    earned.


    CONCENTRATION OF RISK
    The Company had cash deposits in excess of federally insured amounts of approximately $1,096,000 at December 31, 1995.

3.  RECONCILIATION WITH STATUTORY REPORTING PRACTICES:

    Financial statements prepared in conformity with generally accepted accounting principles differ in some respects from the statutory accounting practices prescribed or permitted by insurance regulatory authorities. The most significant differences are as follows: (a) acquisition costs of obtaining new business are deferred and amortized over the approximate life of the policies rather than charged to operations as incurred; (b) benefit liabilities are computed using a net level method and are based on realistic estimates of expected mortality, interest, and withdrawals as adjusted to provide for possible unfavorable deviation from such assumptions, (c) deferred income taxes are provided for temporary differences between financial and taxable earnings;
    (d) the Asset Valuation Reserve and Interest Maintenance Reserve are restored to stockholders' equity; (e) certain items are reported as assets rather than being charged directly to surplus (referred to as nonadmitted items); (f) certain items of interest income, principally accrual of bond discounts, are amortized differently; and (g) valuation differences on debt securities.

SHELBY LIFE INSURANCE COMPANY
Notes to Financial Statements, Continued


3.  RECONCILIATION WITH STATUTORY REPORTING PRACTICES, CONTINUED:

    The reconciliations of net income and stockholder's equity prepared in conformity with statutory reporting practices to that reported in the accompanying financial statements are as follows (in 000's):

                                              NET INCOME              STOCKHOLDERS'
                                                                         EQUITY
                                          1995         1994         1995    1994
In conformity with statutory             $1,661       $  699      $10,264  $9,360
reporting practices
Additions (deductions) by
adjustment:
    Deferred policy acquisition             104          379          483         379
     costs, net
    Present value of future                 462          897        4,475       4,013
     profits, net
    Policy liabilities and accruals     (1,006)        (411)      (2,739)     (3,690)
    Deferred income taxes                   277        (223)          499       1,090
    Asset Valuation Reserve                   -            -          950         956
    Interest Maintenance Reserve          (224)        (173)        1,192         676
    Nonadmitted items                         -            -           99         124
    Valuation differences on debt             -            -        1,785       (394)
     securities
    Net unrealized gains and losses           -            -         (11)       1,675
     on investments
    Realized investment gains                84         (81)            -           -
     (losses)
    Other adjustments, net                 (76)         (13)        (554)          61
In conformity with generally             $1,282       $1,074      $16,443    $ 14,250
accepted accounting principles

4.  INVESTMENT OPERATIONS:

     Net  investment  income  and  realized
     gains  and losses by class of security
     were as follows:

                       1995                  1994
                           Net                                    Net
                       Investment  Realized   Realized        Investment  Realized   Realized
                         Income      Gains     Losses           Income      Gains     Losses
Mortgage backed        $2,340,314                             $1,731,010
securities
U.S. Government        827,268                                906,945
obligations
Corporate bonds        3,788,280    $76,432                   4,865,154              $(80,751)
Other                                  8,273
                       994,425                                100,079
                       $7,950,287   $84,705    $    -         $7,603,188  $     -    $(80,751)


    These  securities   yield  interest  at
    rates that range from 6% to 10% and pay
    interest on terms that  range primarily
    from one to six months.

    Mortgage backed securities  are issued,
    secured  or  guaranteed  by  the   U.S.
    Government,   government   agencies  or
    instrumentalities.
    Realized gains and losses on  sales  of
    investments  were  determined using the
    specific identification method.

SHELBY LIFE INSURANCE COMPANY
Notes to Financial Statements, Continued

4.  INVESTMENT OPERATIONS, CONTINUED:
     The carrying amount  of securities and
     their  approximate  fair   values   at
     December  31,  1995  and  1994 were as
     follows:

                                 1995

                                     Amortized            Gross Unrealized         Estimated Fair
                                        Cost            Gains          Losses           Value
AVAILABLE-FOR-SALE:
Mortgage backed securities       $12,780,424      $125,557         $(33,328)     $12,872,653
U.S. Government obligations        4,009,869                        (12,867)       3,997,002
Corporate bonds                   40,227,321       311,275         (383,821)      40,154,775
Foreign government obligations       523,436         9,014                           532,450
                                 $57,541,050      $445,846         $(430,016)    $57,556,880
HELD-TO-MATURITY:
Mortgage backed securities       $31,007,188      $298,182         $(46,028)     $31,259,342
U.S. Government obligations       10,640,414        10,129          (36,358)      10,614,185
                                 $41,647,602      $308,311         $(82,386)     $41,873,527

                                    1994

                                     Amortized            Gross Unrealized         Estimated Fair
                                        Cost            Gains          Losses           Value
AVAILABLE-FOR-SALE:
U.S. Government obligations      $     265,453                     $    (9,908)   $    255,545
Corporate bonds                     30,668,319    $1,276            (2,488,997)     28,180,598
Foreign government obligations         548,652                         (40,177)        508,475
                                 $  31,482,424    $1,276           $(2,539,082)    $28,944,618
HELD-TO-MATURITY:
Mortgage backed securities       $  23,863,797    $1,106           $(1,276,469)    $22,588,434
U.S. Government obligations         15,082,571                      (1,178,205)     13,904,366
Corporate bonds                     37,834,091                      (3,032,974)     34,801,117
Foreign government obligations       1,092,302                        (112,602)        979,700
                                 $  77,872,761    $1,106           $(5,600,250)    $72,273,617



During December of 1995, and in  accordance
with   the   provisions   allowed   by  the
Financial   Accounting   Standards  Boards,
SPECIAL REPORT - A GUIDE TO  IMPLEMENTATION
OF STATEMENT 115 ON ACCOUNTING  FOR CERTAIN
INVESTMENTS  IN DEBT AND EQUITY SECURITIES,
the Company reclassified  approximately $48
million    of    investments,    originally
purchased   and   classified   as  held-to-
maturity to available-for-sale recording  a
net   unrealized   loss   of  approximately
$91,000.

SHELBY LIFE INSURANCE COMPANY
Notes to Financial Statements, Continued


4.  INVESTMENT OPERATIONS, CONTINUED:
     The amortized cost and  estimated fair
     value  of  debt securities  available-
     for-sale   and   held-to-maturity   at
     December  31,   1995,  by  contractual
     maturity, are shown  below.   Expected
     maturities     will     differ    from
     contractual     maturities     because
     borrowers may have the right to prepay
     obligations with or without prepayment
     penalties.

                                                                 ESTIMATED
                                               AMORTIZED           FAIR
                                                  COST             VALUE
     Available-for-sale:
          Due in one year or less       $      1,683,700  $        1,679,160
          Due after one year through          32,783,001          32,749,737
          five years
          Due after five years through        12,968,572          12,866,909
          ten years
          Due after ten years                 10,165,777          10,261,074
                                        $     57,541,050  $       57,556,880
     Held-to-maturity:
          Due after one year through    $     10,126,666  $       10,092,470
          five years
          Due after five years through           513,748             521,715
          ten years
          Due after ten years                 31,007,188          31,259,342
                                        $     41,647,602  $       41,873,527

    Cash,  cash equivalents  and
    certain  investments  of the
    Company   with   a  carrying
    value    of    approximately
    $3,097,000 and $2,847,000 at
    December 31, 1995  and 1994,
    respectively,  were held  on
    deposit  with various  state
    regulatory  agencies for the
    benefit   of  policyholders,
    claimants and creditors.

5.  PRESENT VALUE OF FUTURE PROFITS:
     As   a   result    of   the
     acquisition  of the Company
     on  December  31,  1993  by
     Delta,      the     Company
     established  a   discounted
     asset for the present value
     of future profits (PVFP) of
     insurance purchased.
    Progression of the  PVFP for
    the years ended December 31,
    1995   and   1994   are   as
    follows:

                                         1995                 1994
Balance at beginning of year             $4,012,857           $2,813,626
Additional costs associated with                 --              302,048
acquisition
Amortization                                462,226              897,183
Balance at end of year                   $4,475,083           $4,012,857

SHELBY LIFE INSURANCE COMPANY
Notes to Financial Statements, Continued


5.  PRESENT VALUE OF FUTURE PROFITS, CONTINUED:
     The   estimated  amount  of
     PVFP  as  of  December  31,
     1995   expected    to    be
     amortized  during  each  of
     the  next  five years is as
     follows:

    1996                                 $ (426,940)
    1997                                    103,021
    1998                                    224,590
    1999                                    247,532
    2000                                    258,243
    Thereafter                            4,068,637
                                        $ 4,475,083

6.  INCOME TAXES:
     The          provision
     (benefit)  for  income
     taxes  is composed  of
     the following:
                                               1995          1994
     Federal :
         Current                           $ 937,460     $ 291,830
         Deferred                          (277,000)       223,000
                                           $ 660,460     $ 514,830

    The  components  of
    the  deferred   tax
    assets          and
    liabilities  as  of
    December  31,  1995
    and   1994  are  as
    follows (in 000's):

                                                                        1995             1994
     Deferred tax assets:
          Deposits and policy liabilities                         $     1,790      $     1,247
          Reserve for guaranty fund assessments                            51               40
          Deferred policy acquisition costs                               137              191
          Net unrealized loss on available-for-sale                         -              863
          securities
          Other                                                           104              101
                                                                        2,082            2,442
     Deferred tax liabilities:
          Present value of future profits                             (1,511)          (1,284)
          Net unrealized gain on available-for-sale                       (5)                -
          securities
          Other                                                          (67)             (68)
                                                                      (1,583)          (1,352)
                                Net deferred tax asset            $       499      $     1,090

SHELBY LIFE INSURANCE COMPANY
Notes to Financial Statements, Continued


6.  INCOME TAXES, CONTINUED:
     Management believes that
     realization of the above
     deferred tax assets is more
     likely than not primarily
     due to the reversal of
     existing taxable temporary
     differences as well as a strong
     earnings history. Consequently,
     no valuation allowance was deemed
     necessary.

7.  REINSURANCE:
     In the ordinary course  of
     business, the Company cedes
     reinsurance to other insurers
     under various contracts that cover
     individual risks or entire
     classes of business.
     These arrangements limit the
     risk arising from large policies.
     The Company retains a maximum of
     $100,000 of coverage per individual
     life. Reinsurance contracts do not
     relieve the Company from its obligation
     to policyholders. A contingent liability
     exists for reinsurance ceded which
     would become a liability of the Company in
     the  event that any  reinsurer is  unable
     to    meet  its obligations under  the
     reinsurance agreements.

    As of  December 31,    1995 and    1994
    and for the years  then  ended,  the
    approximate impact   on the financial
    statements due  to all ceded reinsurance
    agreements in    force during  the
    year was as  follows:

                                                    1995          1994
    Premium income                             $ 1,335,000   $ 1,490,000
     Reinsurance ceded                           1,062,000       339,000
     Underwriting, acquisition and
        insurance expenses                         334,000       382,000

8.  SUPPLEMENTAL CASH FLOWS INFORMATION:
     During 1995, the Company paid cash
     and received refunds for income taxes
     of $414,656 and $113,656, respectively.
     During 1994, the Company  paid cash
     for income taxes of $427,750.

9.  ESTIMATED FAIR VALUES OF FINANCIAL INSTRUMENTS:
     The carrying amounts reported in the
     balance sheet for other investments, cash and cash equivalents, accrued investment income, ceded reserves and claims, accounts payable, accrued expenses and other liabilities, and amounts payable to parent approximate fair value due to the short-term nature of these instruments.

    The following methods and assumptions were used to estimate the fair value of each class of financial instrument in which it is possible to estimate that value and fair value does not approximate carrying value.

SHELBY LIFE INSURANCE COMPANY
Notes to Financial Statements, Continued


9.  ESTIMATED FAIR VALUES OF FINANCIAL INSTRUMENTS, CONTINUED:
     INVESTMENTS
    The fair value of debt securities are determined
    primarily by reference to   a pricing service
    or the dealer market.

    ANNUITY AND LIFE DEPOSITS

    The fair value of these contracts is estimated as the policyholder's net cash surrender value which the policyholder may withdraw at their option.

    The carrying value and fair value of these instruments is as follows:

                                                       1995                         1994
                                              CARRYING         FAIR         CARRYING      FAIR
                                               VALUE           VALUE         VALUE        VALUE
Debt securities available-for-sale          $57,556,880    $57,556,880  $28,944,618 $ 28,944,618
Debt securities held-to-maturity             41,873,527     77,872,761   72,273,617   41,647,602
Annuity deposits                             59,504,315     70,146,340   68,221,601   60,887,315
Life deposits                                20,228,968     22,003,581   18,684,636   23,303,968

     10.PROFIT SHARING PLAN:
     The Company's employees participate in DLC's discretionary profit sharing plan under which up to ten percent of an employee's compensation may be contributed in any calendar year for employees with at least one year of service.
     In addition, employees may contribute up to five percent of their compensation. During
     1995 the Company contributed approximately
     $5,600 to the profit sharing plan.

    11.RELATED PARTY TRANSACTIONS:
     The Company is party to an agreement with DLC whereby DLC provides investment advisory services for a fee of 15 basis points per annum on invested assets. This fee, which is charged to net investment income, amounted to approximately $151,000 and $162,000 in 1995 and 1994, respectively.

    During 1994,the Company entered into a management agreement with DLC. Pursuant to the agreement, Delta will provide certain management services to the Company for a fee of 75 basis points on statutory premiums received plus
    10 basis points of the Company's net admitted assets at the end of each quarter. However, no fees were charged under this agreement in 1995 or 1994.

SHELBY LIFE INSURANCE COMPANY
Notes to Financial Statements, Continued


11. RELATED PARTY TRANSACTIONS, CONTINUED:
     Effective December 31, 1993, Delta entered into a service agreement with the former parent on behalf of the Company whereby certain operations of the Company would continue to be performed by the former parent for a period of up to twelve months. During 1995 and 1994, the Company paid approximately $299,030 and $1,128,000, respectively, as reimbursement fees to the former parent. The agreement was terminated April 17, 1995. Various operating expenses and costs are allocated to the Company by Delta.
    These amounts are reflected in the payable to parent balances at December 31, 1995 and 1994.

12. COMMITMENTS AND CONTINGENCIES:

     GUARANTEED RATES
     The Company assumes investment risk on contracts it issues by guaranteeing the principal value of policyholders' accounts plus a minimum interest rate. The guaranteed interest rates are set on the anniversary date of the contract and range from 4% to 7.5% depending upon the particular contract form.

    INVESTMENT PURCHASE COMMITMENTS
    At December 31, 1995, the Company has made commitments to purchase approximately $3,840,000 of mortgage backed securities at a rate of 6.5%.

    GUARANTY FUND
    Under insurance guaranty fund laws, in most states,insurance companies doing business therein can be assessed up to prescribed limits for policyholder losses incurred by insolvent companies. The Company does not believe such assessments will be materially different from amounts already provided for in the financial statements. Most of these laws do provide, however, that an assessment may be excused or deferred if it would threaten an insurer's own financial strength.

    LITIGATION
    A number of civil jury verdicts have been returned against life insurers in the areas in which the Company does business involving a variety of matters. Some of the lawsuits have resulted in substantial judgments and punitive damages.
    The Company, like other life insurers, from time to time is involved in such litigation. To date, no such lawsuit has resulted in the award of any significant amount of damages against the Company. Although the outcome of any litigation cannot be predicted with certainty, the Company is not aware of any litigation that will have a material adverse effect on the Company's financial position, results of operation, or cash flows.

SHELBY LIFE INSURANCE COMPANY
Notes to Financial Statements, Continued


     12.COMMITMENTS AND CONTINGENCIES, CONTINUED:

     STATUTORY  CAPITAL AND SURPLUS
     Under Tennessee statute, the Company is required to maintain statutory capital and surplus amounts of $2,000,000 at December 31, 1995 and 1994. As a
     Tennessee domiciled insurance company, the Company is subject to certain regulatory restrictions on the payment of dividends. The maximum dividend which may be paid during 1996 without prior consent is $1,660,855.

     13.SUBSEQUENT EVENT:

     During February of 1996, the Company declared dividends of $13 per share and totaling $325,000.

     On November 8, 1996, Delta closed on a stock purchase agreement for the sale of all of the outstanding common stock of the Company to Standard Life Insurance Company of Indiana, a wholly-owned subsidiary of Standard Management Corporation. Under the terms of the agreement, the sales price is comprised of cash and an extraordinary dividend totaling approximately $16 million and 250,000 shares of restricted common stock of Standard Management Corporation.

SHELBY LIFE INSURANCE COMPANY
Notes to Financial Statements, Continued



                        SHELBY  LIFE INSURANCE COMPANY

                                BALANCE SHEET
                              SEPTEMBER 30, 1996
                       (UNAUDITED, DOLLARS IN THOUSANDS)


                                             SEPTEMBER 30,
                                                   1996
ASSETS:
Investments:
   Fixed maturity securities available   $  38,682
for sale
   Fixed maturity securities held to        60,026
maturity
     Policy loans                            2,406
     Short-term investments                     50
          Total investments                101,164
Cash                                           564
Amounts due and recoverable from
reinsurers                                     947
Deferred policy acquisition costs              540
Present value of future profits              4,954
Deferred federal income taxes                  326
Other assets                                 1,397
          Total assets                    $109,892

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
     Policy reserves                     $92,146
     Accounts payable and accrued
     expenses                              1,339
               Total liabilities          93,485
Shareholders' equity:
     Common stock                          2,500
     Additional paid-in capital           12,603
     Unrealized gain (loss) on
     securities                             (260)
          available for sale
     Retained earnings (deficit)           1,564
          Total shareholders' equity      16,407
Total liabilities and shareholders'     $109,892
equity

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

SHELBY LIFE INSURANCE COMPANY
Notes to Financial Statements, Continued

                         SHELBY LIFE INSURANCE COMPANY

                             STATEMENTS OF INCOME
                 NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995
          (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                   NINE MONTHS ENDED
                                                     SEPTEMBER 30,
                                        1996                  1995
Revenues:
     Premium income                    $1,163               $1,400
     Net investment income             5,462                5,608
     Net realized investment gains     139                  (4)
     Policy charges                    1,549                1,804
     Other income                      405                  428
          Total revenues               8,718                9,236
Benefits and expenses:
     Benefits and claims               1,542                1,872
     Interest credited on interest-
sensitive                              3,436                3,761
       annuities and other financial
products
     Amortization                      251                  464
     Other operating expense           1,390                1,719
          Total benefits and expenses  6,619                7,816
Income before federal income taxes     2,099                1,420
Federal income tax expense (credit)      798                  540
Net income                             1,301                  880
Net income                             $52.04               $35.20
Weighted average number of common and
     common equivalent shares
     outstanding                      25,000               25,000

     SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

SHELBY LIFE INSURANCE COMPANY
Notes to Financial Statements, Continued

                  SHELBY LIFE INSURANCE COMPANY
                     Statement of Cash Flows
                Nine Months Ended September 30, 1996 and 1995

                                                  1996                   1995
Cash flows from operating activities:
      Net income                                  $1,301                 $880
      Adjustments to reconcile net income to net
      cash provided by operating activities:
            Amortization of investments, net      781                    710
            Amortization of present value of      (479)                  (431)
            future profits, net
            Deferred federal income tax provision (221)                  110
            (benefit)
            Net (gain) loss on sale of            (139)                  4
            investments
            Changes in operating assets and
            liabilities:
                        Policy loans              (137)                  (283)
                        Policy acquisitions costs (57)                   (73)
                        Reinsurance recoverable   2                      1,102
                        Policy liabilities        302                    616
                        Payable to parent         (162)                  285
                        Other                     (256)                  (725)
                  Net cash provided by            935                    2,195
                  operating activities
Cash flows from investing activities:
      Proceeds from principal repayments and
      maturities of held-to-                      5,823                  6,685
            maturity debt securities
      Proceeds from principal repayments and
      maturities of available-                    1,684                  1,989
            for-sale debt securities
      Proceeds from sales of available-for-sale   18,162                 10,903
      debt securities
      Purchase of held-to-maturity debt           (20,250)               (9,676)
      securities
      Purchase of available-for-sale debt         (4,749)                (4,909)
      securities
               Change in other investments        1,607                  30
                   Net cash provided by investing 2,277                  5,022
                   activities
Cash flows from financing activities:
             Net increase in deposits             (3,402)                (6,474)
             Dividends paid                       (400)                  (600)
               Net cash used by financing         (3,802)                (7,074)
               activities
               Net increase (decrease) in cash    (590)                  143
               and cash equivalents
Cash and cash equivalents, beginning of year      1,154                  -
Cash and cash equivalents, end of period          $564                   $143


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

SHELBY LIFE INSURANCE COMPANY
Notes to Financial Statements, Continued

                 Shelby Life Insurance Company

                 Notes to Financial Statements
                     (Dollars in Thousands, Unaudited)

                            September 30, 1996

1. BASIS OF PRESENTATION

     The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. Such principles were applied on a basis consistent with those reflected in the Shelby Life Insurance Company (the Company) financial statements for the year ended December 31, 1995. However, certain reclassifications have been made in the 1995 financial statements to conform with the 1996 presentation.

     The results of operations for the interim periods shown in this report are not necessarily indicative of the results that may be expected for the fiscal year. This is particularly true in the life insurance industry, where mortality results in interim periods can vary substantially from such results over a longer period. In the opinion of management, the information contained herein reflects all adjustments necessary to make the results of operations for the interim periods a fair statement of such operations. All such adjustments are of a normal recurring nature.

     The preparation of financial statements requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein.

     For   further   information,   refer  to  the  consolidated  financial
statements and footnotes thereto included in the Company's financial statements for the year ended December 31, 1995.

2 . SUBSEQUENT EVENT

On November 8, 1996, the Company closed on a stock purchase agreement for the sale of all of the outstanding common stock of the Company to Standard Life Insurance Company of Indiana, a wholly-owned subsidiary of Standard Management Corporation. Under the terms of the agreement, the sales price is comprised of cash of $16,000 and 250,000 shares of restricted common stock of Standard Management Corporation.

SHELBY LIFE INSURANCE COMPANY
Notes to Financial Statements, Continued

                      STANDARD MANAGEMENT CORPORATION
                  PRO FORMA COMBINED FINANCIAL STATEMENTS
              DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS
                                (UNAUDITED)


Background Information

   The following pro forma combined balance sheet as of September 30, 1996 gives effect to the acquisition of Shelby Life Insurance Company ("Shelby Life") from Delta Life and Annuity Company ("DLAC"), and the merger of Shelby Life into Standard Life Insurance Company of Indiana ("Standard Life"), a wholly-owned subsidiary of Standard Management Corporation ("Standard Management"), as if it had occurred as of the balance sheet date. The merger of Shelby Life was consummated pursuant to an Agreement and Plan of Merger dated July 18, 1996 previously filed with the Securities and Exchange Commission on November 14, 1996. The pro forma combined statements of operations for the year ended December 31, 1995, and nine months ended September 30, 1996, are presented as if the transaction had occurred as of January 1, 1995.

   The pro forma combined financial statements do not purport to represent what Standard Management Corporation's ("Standard Management") financial position or results of operations actually would have been had the transaction in fact occurred on the dates indicated, or to project Standard Management's financial position or results of operations for any future date or period. The pro forma financial statements should be read in conjunction with the accompanying notes thereto and the separate historical consolidated financial statements of Standard Management and Shelby Life as of and for the nine months ended September 30, 1996, and as of and for the year ended December 31, 1995.

   The pro forma adjustments are applied to the historical consolidated financial statements of Standard Management and Shelby Life to account for the transaction under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16 ("APB No.16"). Under this method of accounting, the total purchase cost has been allocated to Shelby Life's assets and liabilities based on their estimated relative fair values. These allocations are subject to valuations as of the date of the transaction based on appraisals and other studies, which are not yet completed. Accordingly, the final allocations will be different from the amounts reflected herein. Any purchase price adjustments will be made within one year from the acquisition date and are not expected to be material to the pro forma combined financial statements taken as a whole. The pro forma combined financial statements, however, reflect management's best estimate based on currently available information.

   The total acquisition cost to purchase Shelby Life is comprised of the following:

   Cash payment, provided by senior debt of
        $10,000 and the balance in subordinated
        convertible debt                                $13,000
   Restricted SMC Common Stock                            1,250
                                                         14,250
     Acquisition costs and other liabilities
       directly related to the acquisition                  400
                         TOTAL PURCHASE PRICE           $14,650

                      STANDARD MANAGEMENT CORPORATION

                       PRO FORMA COMBINED BALANCE SHEET
                              SEPTEMBER 30, 1996
                       (DOLLARS IN THOUSANDS, UNAUDITED)

                                             HISTORICAL FINANCIAL           Reclassifications
                                                           STATEMENTS              and
                                          STANDARD            SHELBY            Pro Forma         PRO FORMA
                                         MANAGEMENT               LIFE         ADJUSTMENTS         COMBINED
ASSETS:
Investments:
        Securities available for
        sale:
          Fixed maturity securities   $241,713          $  38,682         $60,026   (B)        $339,004
                                                                          (1,417)   (C)
          Equity securities           77                -                 -                    77
        Fixed maturity securities     -                 60,026            (60,026) (B)         -
held to maturity
        Mortgage loans on real estate 3,016             -                 -                    3,016
        Policy loans                  7,498             2,406             -                    9,904
        Real estate                   547               -                 -                    547
        Other invested assets         957               -                 -                    957
        Short-term investments        12,070            50                -                    12,120
             Total investments        265,878           101,164           (1,417)              365,625
Cash                                  4,411             564               300  (D)             5,275
Amounts due and recoverable from
        reinsurers                    65,047            947               -                    65,994
Deferred policy acquisition costs     17,977            540               (540) (E)            17,977
Present value of future profits       15,402            4,954             (4,954) (F)          24,774
                                                                          9,372  (F)
Excess of acquisition cost over net
assets acquired                       2,279             -                 873  (G)             3,152
Deferred federal income taxes         66                326               (874) (K)            -
                                                                          482  (C)
Other assets                          8,681             1,397             260  (H)             10,338
Assets held in separate accounts      126,987           -                 -                    126,987
             Total assets             $506,728          $109,892          $3,502               $620,122


SEE ACCOMPANYING NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS.

SHELBY LIFE INSURANCE COMPANY
Notes to Financial Statements, Continued

                        STANDARD MANAGEMENT CORPORATION

                 PRO FORMA COMBINED BALANCE SHEET (CONTINUED)
                              SEPTEMBER 30, 1996
                       (DOLLARS IN THOUSANDS, UNAUDITED)

                                             HISTORICAL FINANCIAL           Reclassifications
                                                           STATEMENTS              and
                                          STANDARD            SHELBY            Pro Forma         PRO FORMA
                                         MANAGEMENT               LIFE         ADJUSTMENTS         COMBINED
LIABILITIES, REDEEMABLE SECURITIES
AND SHAREHOLDERS' EQUITY
Liabilities:
     Policy reserves                  $326,445          $92,146                 $-               $418,591
     Accounts payable and accrued     4,826             1,339                   3,400   (H)      9,565
     expenses
     Obligations under capital lease  753               -                       -                753
     Notes payable                    5,671             -                       14,100  (J)      19,771
     Deferred federal income taxes    -                 -                       2,558  (J)       1,684
                                                                                (874) (K)
     Excess of net assets acquired
     over                             3,122             -                       -                3,122
          acquisition cost
     Liabilities related to separate  126,987           -                       -                126,987
     accounts
               Total liabilities      467,804           93,485                  19,184           580,473
Class S Cumulative Convertible
Redeemable                            1,722             -                       -                1,722
     Preferred Stock
Shareholders' equity:
     Preferred stock                  -                 -                       -                -
     Common stock                     40,997            2,500                   (2,500) (L)      40,472
                                                                                (525) (M)
     Additional paid-in capital       -                 12,603                  (12,603) (L)               -
     Treasury stock (deduction)       (4,741)           -                       1,250  (N)       (3,491)
     Unrealized gain (loss) on                                                  (935) (C)        (1,892)
     securities                       (1,892)           (260)                   1,195  (B)
          available for sale
     Foreign currency translation     717               -                       -  (K)           717
adjustment
     Retained earnings (deficit)      2,121             1,564                   (1,564) (K)      2,121
          Total shareholders' equity  37,202            16,407                  (15,682)         37,927
          Total liabilities,
          redeemable securities and   $506,728          $109,892                $      3,502     $620,122
          shareholders' equity

SEE ACCOMPANYING NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS.

SHELBY LIFE INSURANCE COMPANY
Notes to Financial Statements, Continued

                        STANDARD MANAGEMENT CORPORATION

                  PRO FORMA COMBINED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1995
          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS, UNAUDITED)

                                             HISTORICAL FINANCIAL          Reclassifications
                                                           STATEMENTS             and
                                           STANDARD           SHELBY           Pro Forma         PRO FORMA
                                          MANAGEMENT              LIFE        ADJUSTMENTS         COMBINED
Revenues:
  Premium income                       $5,504            $1,628              $-                   $7,132
  Net investment income                18,517            8,201               (1,675) (P)          25,043
  Net realized investment gains        688               85                  -                    773
  Policy charges                       2,467             2,375               -                    4,842
  Amortization of excess of net assets
    acquired over acquisition cost     1,388             -                   -                    1,388
  Management fees and similar income
from                                   1,294             -                   -                    1,294
    separate accounts
  Other income                         380               333                 -                    713
    Total revenues                     30,238            12,622              (1,675)              41,185
Benefits and expenses:
  Class action litigation and
settlement costs                       (314)             -                   -                    (314)
    (credit)
  Benefits and claims                  5,791             2,332               -                    8,123
  Interest credited on interest-
sensitive                              10,009            4,813               -                    14,822
    annuities and other financial
products
  Amortization                         2,044             1,066               (1,066) (P)          3,002
                                                                             958  (P)
  Other operating expenses             11,034            2,249               (828) (Q)            12,455
  Interest expense and financing costs 118               -                   1,491   (R)          1,609
    Total benefits and expenses        28,682            10,460              555                  39,697
Income before federal income taxes     1,556             2,162               (2,230)              1,488
Federal income tax expense (credit)    243               735                 (758)  (S)           220
Net income                             1,313             1,427               (1,472)              1,268
Net income per share                   $.25              $57.08              $7.25                $ .23
Weighted average number of common and
     common  equivalent shares         5,345,937         25,000              203,000  (T)         5,573,937
     outstanding

     SEE ACCOMPANYING NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS.

SHELBY LIFE INSURANCE COMPANY
Notes to Financial Statements, Continued

                        STANDARD MANAGEMENT CORPORATION

                  PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     NINE MONTHS ENDED SEPTEMBER 30, 1996
          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS, UNAUDITED)

                                             HISTORICAL FINANCIAL          Reclassifications
                                                           STATEMENTS             and
                                           STANDARD           SHELBY           Pro Forma         PRO FORMA
                                          MANAGEMENT              LIFE        ADJUSTMENTS         COMBINED
Revenues:
     Premium income                    $8,418            $1,163               $  -                 $9,581
     Net investment income             14,371            5,462                (556) (P)            19,277
     Net realized investment gains     677               139                  -                    816
     Gain on disposal of subsidiaries  886               -                    -                    886
     Policy charges                    1,832             1,549                -                    3,381
     Amortization of excess of net
assets                                 1,041             -                    -                    1,041
          acquired over acquisition
cost
     Management fees and similar
income from                            1,093             -                    -                    1,093
          separate accounts
     Administration fee income         682               -                    -                    682
     Other income                      865               405                  -                    1,270
          Total revenues               29,865            8,718                (556)                38,027
Benefits and expenses:
     Benefits and claims               8,657             1,542                -                    10,199
     Interest credited on interest-
sensitive                              7,645             3,436                -                    11,081
          annuities and other
financial products
     Amortization                      1,723             251                  (251) (P)            2,392
                                                                              669  (P)
     Other operating expenses          8,851             1,390                (621) (Q)            9,620
     Interest expense and financing    430               -                    1,119  (R)           1,549
costs
          Total benefits and expenses  27,306            6,619                916                  34,841
Income before federal income taxes,
     extraordinary gain on early
     redemption of preferred stock and
     preferred stock dividends         2,559             2,099                (1,472)              3,186
Federal income tax expense (credit)    (762)              798                 (500) (S)            (464)
Income before extraordinary gain on
  early redemption of preferred stock
  and preferred stock dividends        3,321             1,301                (971)                3,650
Income before extraordinary gain on
  early redemption of preferred stock
  and preferred stock dividends
  per share                            $.65              $52.04               $(4.74)              $.66
Weighted average number of common and
  common equivalent shares outstanding 5,299,499         25,000               205,000   (S)        5,529,499

     SEE ACCOMPANYING NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS.

SHELBY LIFE INSURANCE COMPANY
Notes to Financial Statements, Continued

                        STANDARD MANAGEMENT CORPORATION

NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS, UNAUDITED)

(A) Shelby Life's financial statement captions have been reclassified to conform with Standard Management's classifications.

Adjustments to the pro forma combined balance sheet to give effect to the purchase of Shelby Life as of September 30, 1996, are summarized below.

(B) Held to maturity securities have been reclassified as available for sale securities at the purchase consistent with the intention of new management.

(C) Shelby Life's fixed maturity securities held to maturity are restated to estimated fair value, and related deferred federal income taxes and unrealized gain (loss) on securities are recorded.

(D) Amount is net proceeds from borrowings and payment made to DLAC for the purchase of Shelby Life.

(E) Deferred policy acquisition costs of Shelby Life has been eliminated under purchase accounting.

(F) Present value of future profits for business previously acquired by Shelby Life has been eliminated under purchase accounting and replaced with the present value of future profits from existing insurance acquired in association with the purchase of Shelby Life. Present value of future profits has been actuarially determined using a 15 percent discount rate.

(G)  Goodwill acquired in the purchase of Shelby Life is recognized.

(H) Other assets have been increased for the deferred debt issuance costs of the commitment fees paid for the borrowings on the revolving line of credit agreement ("Amended Credit Agreement") and subordinated convertible debt and the issuance of SMC Common Stock warrants in connection with the Amended Credit Agreement. Other assets have also been decreased by the additional amount of agents' balances deemed to be uncollectible.

(I) Accounts payable has been increased due to the $3,000 dividend payable to DLAC at closing and the accrual of estimated acquisition costs associated with the transaction.

(J) Notes payable are increased to reflect the increased borrowings under the Amended Credit Agreement and subordinated convertible debt.

(K) Deferred tax liabilities have been recorded primarily for the actuarially determined present value of future profits from existing insurance, and net deferred tax assets have been reclassified to offset the net pro forma deferred tax liability.

                  STANDARD MANAGEMENT CORPORATION

NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS (CONTINUED)

(L) The Shelby Life historical shareholders' equity and related average shares outstanding is eliminated under purchase accounting.

(M) Common stock has been adjusted for the repurchase of SMC Common Stock warrants issued to Conseco ($600) and the issuance of SMC Common Stock warrants to Fleet Bank in connection with the Amended Credit Agreement ($75).

(N) Treasury stock has been decreased to reflect the reissuance of 250,000 shares of SMC Common Stock held in treasury to DLAC.

Adjustments to the pro forma combined statement of operations to give effect to the purchase of Shelby Life as of January 1, 1995 are summarized below.

(P) Amortization of deferred acquisition costs and present value of future profits recorded by Shelby Life prior to the purchase has been eliminated and replaced with the amortization of the present value of the future profits as a result of the transaction. The amount resulting from the transaction is being amortized over 20 years with interest equal to the liability rate. Amortization of goodwill acquired in the transaction is recognized over a 20-year period on a straight-line basis.

(Q) Operating expenses were reduced for the cost savings realized by planned reductions in total employees, professional fees and other costs. The plans have either been implemented or are in process of being implemented.

(R) Interest expense and financing costs is increased to reflect the increase in borrowings under the Amended Credit Agreement and the subordinated convertible debt and amortization of deferred debt issuance costs associated with the Amended Credit Agreement.

(S) Federal income tax expense has been adjusted to reflect the income tax effects of the pro forma adjustments, based on SMC's tax rate of 34 percent.

(T) Average common shares outstanding are increased to reflect the restricted SMC Common Stock shares issued to DLAC, the repurchase of SMC Common Stock warrants issued to an unaffiliated insurer and the issuance of SMC Common Stock warrants in connection with the Amended Credit Agreement.